UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2018

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

950 S. Cherry Street, Suite 1515, Denver, CO	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 30, 2018, U.S. Energy Corp.’s (the “Company”) Chairman of the Audit Committee and Chief Financial Officer received formal notice that our independent auditors, Moss Adams LLP (“Moss Adams”), made the decision to decline to stand for re-election as the Company’s independent registered public accounting firm for the year ended December 31, 2018, and the auditor-client relationship between Moss Adams and the Company will end upon the filing of the Company’s Form 10-Q for the quarter ended March 31, 2018. Neither the Audit Committee of the Company nor the Board of Directors recommended Moss Adams’ decision to not stand for re-election.

Moss Adams audited the financial statements of the Company for the year ended December 31, 2017. Hein & Associates LLP (“Hein”), which combined with Moss Adams in November 2017, audited the financial statements of the Company for the year ended December 31, 2016.

The audit reports of Moss Adams on the Company’s financial statements for the year ended December 31, 2017 and of Hein on the Company’s financial statements for the year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Hein on the Company’s financial statements for the year ended December 31, 2016 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern. The circumstances surrounding this disclosure were subsequently alleviated as described in the Company’s Form 10-Q for the quarter ended September 30, 2017.

During the two most recent fiscal years ended December 31, 2017 and through the subsequent interim period preceding Moss Adams’ resignation, there were no disagreements between the Company, Moss Adams or Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, except as described in the following sentence. A disagreement occurred with Hein during the quarter ended June 30, 2017 and pertained to the Company’s liquidity profile and its ability to continue as a going concern. The disagreement was resolved between the Company and its independent auditor with no misstatements or related adjustments to the Company’s financial statements.

During the two most recent fiscal years ended December 31, 2017 and through the subsequent interim period preceding Moss Adams’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that for the year ended December 31, 2016, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in Item 4 of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, and for the year ended December 31, 2017, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the year ended December 31, 2017.

The Company has provided Moss Adams and Hein a copy of the disclosures in this Form 8-K and has requested that Moss Adams and Hein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the Company’s statements herein. A copy of Moss Adams’ letter and Hein’s letter each dated May 4, 2018 are filed as Exhibits 16.1 and 16.2 respectively to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter of Moss Adams LLP, regarding change in independent registered public accounting firm.
16.2	Letter of Hein & Associates LLP, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: May 4, 2018	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer